Earnings Release Q3 2023	Exhibit 99.1
Coursera Reports Third Quarter 2023 Financial Results
•2023 revenue outlook midpoint raised by $10 million to $630 million
•2023 Adjusted EBITDA margin outlook midpoint improved by 100 bps to (2.5)%

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its third quarter ended September 30, 2023.

“Coursera is enabling a new era for education, bridging the combined expertise of university and industry to better meet the needs of a fast-changing global workforce,” said Coursera CEO Jeff Maggioncalda. “We accelerated our AI-powered translation initiative to deliver over 4,000 courses in seven languages, broadening access to the world's best educators and trusted brands for the millions of new learners coming to our platform."

Financial Highlights for Third Quarter 2023
•Total revenue was $165.5 million, up 21% from $136.4 million a year ago.
•Gross profit was $83.3 million or 50.3% of revenue, compared to $87.6 million or 64.2% of revenue a year ago. Non-GAAP gross profit was $84.9 million or 51.3% of revenue, compared to $89.2 million or 65.4% of revenue a year ago. The change reflects a shift of expense, from operating expense to cost of revenue, associated with the previously announced contract extension with our largest industry partner.
•Net loss was $(32.1) million or (19.4)% of revenue, compared to $(36.0) million or (26.4)% of revenue a year ago. Non-GAAP net loss was $(2.1) million or (1.3)% of revenue, compared to $(8.6) million or (6.3)% of revenue a year ago.
•Adjusted EBITDA was $(5.3) million or (3.2)% of revenue, compared to $(4.9) million or (3.6)% of revenue a year ago.
•Net cash provided by operating activities was $19.8 million, compared to $4.8 million provided by operating activities a year ago. Free cash flow was $15.6 million, compared to $1.3 million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

“Our differentiated catalog of high-quality, branded industry micro-credentials is producing durable demand for our Consumer segment, leading to our strong third quarter performance and raised full year outlook,” said Ken Hahn, Coursera’s CFO. “We are pleased with our ability to invest in our platform’s multiple growth opportunities while demonstrating leverage and scale in our operating model.”

Operating Segment Highlights for Third Quarter 2023
•Consumer revenue was $99.0 million, up 27% from a year ago on strong demand for newly launched entry-level Professional Certificates created by Google, IBM, and Microsoft. Segment gross margin was $51.8 million, or 52.3% of Consumer revenue, compared to 73.2% a year ago. The change is associated with the previously announced contract extension with our largest industry partner. We added 6.5 million new registered learners during the quarter for a total of 136 million.
•Enterprise revenue was $54.9 million, up 14% from a year ago on growth in our business, government, and campus verticals. Segment gross margin was $37.1 million, or 67.6% of Enterprise revenue, compared to 70.8% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 99%. The total number of Paid Enterprise Customers increased to 1,315, up 21% from a year ago.
•Degrees revenue was $11.7 million, up 13% from a year ago on growing student enrollments. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 20,432, up 15% from a year ago.

All key business metrics are as of September 30, 2023. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Earnings Release Q3 2023
Content, Customer, and Platform Highlights

•Content and Credentials:
◦Launched the first entry-level Professional Certificate from Amazon Web Services (AWS) designed to help learners of all backgrounds develop the skills needed to begin their cloud consulting careers.
◦Welcomed the University of California, Berkeley and Dartmouth College as our newest degree partners, expanding access to world-class engineering programs at two top-ranked universities.
◦Announced two new degree programs from Northeastern University that embrace leading capabilities of the Coursera platform, including performance-based admissions, affordable tuition, and pathways for learners without a technical background.

•Enterprise Customers:
◦Coursera for Business signed new and expanded talent development partnerships with BP (U.K.), Celecom-Digi (Malaysia), ITC Infotech (India), Maxis (Malaysia), and Tata Digital (India).
◦Coursera for Government partnered with the Nevada Department of Employment, Training, and Rehabilitation (DETR) to launch a statewide program designed to help tens of thousands of Nevadans, particularly young adults, acquire in-demand skills and credentials, while addressing employer talent shortages in emerging industries across the state.
◦Coursera for Campus expanded a partnership with the University of Texas System to create the most comprehensive industry-recognized micro-credential program in the country, offering Career Academy to more than 240,000 students, faculty, staff, and alumni across nine campuses.

•Learning Platform:
◦Accelerated our machine learning translation initiative, delivering over 4,000 fully translated courses in seven of the world’s most widely spoken languages for Consumer and Enterprise learners.
◦Received European Credit Transfer and Accumulation System (ECTS) credit recommendations for 12 certificates from Google and IBM, enabling ministries, higher education institutions, and students to accept and transfer university credit for eligible industry micro-credentials on Coursera at institutions across 49 member nations.
◦Enabled more than ten new degree pathways into recently launched master’s programs from Illinois Tech, allowing eligible Consumer learners to earn academic credit towards a degree for completing Professional Certificates by Google, IBM, and Meta.

Highlights reflect developments since June 30, 2023 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook
•Fourth quarter 2023:
◦Revenue in the range of $161 to $165 million
◦Adjusted EBITDA breakeven
•Full year 2023:
◦Revenue in the range of $628 to $632 million
◦Adjusted EBITDA of approximately $(15.7) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are

Earnings Release Q3 2023
difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its third quarter 2023 performance today, October 26, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 136 million registered learners as of September 30, 2023. Coursera partners with over 300 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months,

Earnings Release Q3 2023
but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of amortization of stock-based compensation expense capitalized as internal-use software costs, stock-based compensation expense, restructuring related charges, and payroll tax expense related to stock-based compensation. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income; (3) other expense, net; (4) stock-based compensation expense; (5) restructuring related charges; (6) income tax expense; and (7) payroll tax expense related to stock-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-

Earnings Release Q3 2023
looking statements include, but are not limited to, statements regarding enabling a new era of education to better meet the needs of a changing global workforce; the Company's belief regarding the accessibility of high quality education to learners anywhere in the world, including through the acceleration of the Company's AI-powered translation initiative to meet the needs of learners coming to Coursera; the expected benefits of the Company's differentiated catalog of high-quality, branded industry micro-credentials and its anticipated impact on the Company's financial performance; the Company's ability to invest in its platform's multiple growth opportunities while demonstrating leverage and scale in its operating model; the anticipated features and benefits of the Company's AI initiatives, expanded talent and skills development partnerships, new certificate and degree programs and partnerships, and its learning platform (including its machine learning translation initiative, credit recommendations, and new degree pathways); the potential of Coursera's stock repurchase program to reduce the impact of stock dilution; Coursera’s mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; risks related to our AI innovations and AI generally; our ability to compete effectively; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, regulatory, economic, and geopolitical conditions, the resurgence of the COVID-19 pandemic or similar widespread health crises, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q3 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$165,540	$136,389	$466,884	$381,576
Cost of revenue(1)	82,267	48,821	226,442	137,972
Gross profit	83,273	87,568	240,442	243,604
Operating expenses:
Research and development(1)	37,616	39,415	122,711	122,299
Sales and marketing(1)	59,792	58,504	164,665	165,757
General and administrative(1)	25,449	25,998	75,909	76,902
Restructuring related charges(1)	—	—	(5,806)	—
Total operating expenses	122,857	123,917	357,479	364,958
Loss from operations	(39,584)	(36,349)	(117,037)	(121,354)
Other income (expense):
Interest income	8,857	2,301	25,134	3,473
Other expense, net	(325)	(976)	(231)	(2,574)
Loss before income taxes	(31,052)	(35,024)	(92,134)	(120,455)
Income tax expense	1,038	1,014	4,063	3,185
Net loss	$(32,090)	$(36,038)	$(96,197)	$(123,640)
Net loss per share—basic and diluted	$(0.21)	$(0.25)	$(0.64)	$(0.85)
Weighted average shares used in computing net loss per share—basic and diluted	150,853,611	146,020,571	150,036,927	144,619,748
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$239	$683	$2,030	$2,072
Research and development	11,595	11,675	38,363	34,037
Sales and marketing	7,479	7,630	23,335	21,952
General and administrative	8,540	6,382	23,780	17,792
Restructuring related charges	—	—	(5,605)	—
Total stock-based compensation expense	$27,853	$26,370	$81,903	$75,853

Earnings Release Q3 2023
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$507,157	$320,817
Marketable securities	213,996	459,654
Accounts receivable, net	62,104	53,734
Deferred costs, net	26,428	24,147
Prepaid expenses and other current assets	19,450	17,636
Total current assets	829,135	875,988
Property, equipment, and software, net	29,699	27,096
Operating lease right-of-use assets	5,975	9,605
Intangible assets, net	10,690	8,553
Other assets	38,846	26,355
Total assets	$914,345	$947,597

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$98,063	$66,375
Other accounts payable and accrued expenses	25,108	23,342
Accrued compensation and benefits	18,912	21,163
Operating lease liabilities, current	7,376	8,658
Deferred revenue, current	138,687	115,701
Other current liabilities	7,497	7,202
Total current liabilities	295,643	242,441
Operating lease liabilities, non-current	1,093	5,791
Deferred revenue, non-current	2,540	3,076
Other liabilities	1,668	1,714
Total liabilities	300,944	253,022
Stockholders’ equity:
Common stock	2	1
Additional paid-in capital	1,437,092	1,364,116
Treasury stock—at cost	(63,154)	(4,701)
Accumulated other comprehensive loss	(219)	(718)
Accumulated deficit	(760,320)	(664,123)
Total stockholders’ equity	613,401	694,575
Total liabilities and stockholders’ equity	$914,345	$947,597

Earnings Release Q3 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(96,197)	$(123,640)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,502	13,507
Stock-based compensation expense	81,903	75,853
(Amortization) accretion of marketable securities	(12,301)	1,046
Impairment of long-lived assets	2,844	6,124
Other	693	1,070
Changes in operating assets and liabilities:
Accounts receivable, net	(9,032)	(21,059)
Prepaid expenses and other assets	(17,008)	(19,454)
Operating lease right-of-use assets	3,631	3,655
Accounts payable and accrued expenses	32,568	18,232
Accrued compensation and other liabilities	(2,003)	(4,498)
Operating lease liabilities	(5,980)	(4,788)
Deferred revenue	22,451	21,343
Net cash provided by (used in) operating activities	18,071	(32,609)
Cash flows from investing activities:
Purchases of marketable securities	(121,756)	(287,639)
Proceeds from maturities of marketable securities	380,000	165,000
Purchases of property, equipment, and software	(1,026)	(1,386)
Capitalized internal-use software costs	(11,463)	(10,082)
Purchase of investment in private company	(1,701)	—
Purchases of content assets	(3,377)	(1,295)
Net cash provided by (used in) investing activities	240,677	(135,402)
Cash flows from financing activities:
Proceeds from exercise of stock options	20,901	14,641
Proceeds from employee stock purchase plan	3,530	4,596
Payments for repurchases of common stock	(58,453)	—
Payment of deferred offering costs	—	(295)
Payments for tax withholding on vesting of restricted stock units	(38,682)	(6,793)
Net cash (used in) provided by financing activities	(72,704)	12,149
Net increase (decrease) in cash, cash equivalents, and restricted cash	186,044	(155,862)
Cash, cash equivalents, and restricted cash—Beginning of period	322,878	582,719
Cash, cash equivalents, and restricted cash—End of period	$508,922	$426,857

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$507,157	$424,796
Restricted cash, non-current	1,765	2,061
Total cash, cash equivalents, and restricted cash	$508,922	$426,857

Earnings Release Q3 2023
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit	$83,273	$87,568	$240,442	$243,604
Amortization of stock-based compensation capitalized as internal-use software costs	1,325	903	3,711	2,143
Stock-based compensation expense	239	683	2,030	2,072
Payroll tax expense related to stock-based compensation	24	3	100	16
Non-GAAP gross profit	$84,861	$89,157	$246,283	$247,835

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(32,090)	$(36,038)	$(96,197)	$(123,640)
Amortization of stock-based compensation capitalized as internal-use software costs	1,325	903	3,711	2,143
Stock-based compensation expense	27,853	26,370	87,508	75,853
Restructuring related charges	—	—	(5,806)	—
Payroll tax expense related to stock-based compensation	765	158	3,142	891
Non-GAAP net loss	$(2,147)	$(8,607)	$(7,642)	$(44,753)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(32,090)	$(36,038)	$(96,197)	$(123,640)
Depreciation and amortization	5,660	4,886	16,502	13,507
Interest income	(8,857)	(2,301)	(25,134)	(3,473)
Other expense, net	325	976	231	2,574
Stock-based compensation expense	27,853	26,370	87,508	75,853
Restructuring related charges	—	—	(5,806)	—
Income tax expense	1,038	1,014	4,063	3,185
Payroll tax expense related to stock-based compensation	765	158	3,142	891
Adjusted EBITDA	$(5,306)	$(4,935)	$(15,691)	$(31,103)

Net loss margin	(19)%	(26)%	(21)%	(32)%
Adjusted EBITDA Margin	(3)%	(4)%	(3)%	(8)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities(2)	$19,750	$4,791	$18,071	$(32,609)
Less: purchases of property, equipment, and software	(305)	(669)	(1,026)	(1,386)
Less: capitalized internal-use software costs	(3,859)	(2,816)	(11,463)	(10,082)
Free Cash Flow	$15,586	$1,306	$5,582	$(44,077)
(2)Includes $0 and $5.1 million in cash payments for restructuring related charges made during the three and nine months ended September 30, 2023, respectively.